Exhibit 99.1

2941 Fairview Park Drive, Suite 100
Falls Church, VA 22042-4513	News
www.generaldynamics.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

July 24, 2019

General Dynamics Reports Second-Quarter 2019 Results

•	Revenue of $9.6 billion, up 4% year-over-year

•	Diluted earnings per share of $2.77, up 5.7% year-over-year

•	Gulfstream G600 achieves FAA certification

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported second-quarter 2019 revenue of $9.6 billion, up 4 percent year-over-year, with net earnings of $806 million. Diluted earnings per share were $2.77, an increase of 5.7 percent year-over-year.

Operating margins increased sequentially by 50 basis points over the previous quarter to 11.4 percent. In June, the all-new Gulfstream G600 earned both its type and production certificates from the U.S. Federal Aviation Administration.

“Our second-quarter results reflect our relentless focus on driving down costs and improving performance,” said Phebe Novakovic, chairman and chief executive officer. “That focus on performance remains unwavering as we ramp up production of new aircraft, begin construction of both a new block and new class of submarines, and solidify our market-leading position in Information Technology.”

Backlog
General Dynamics’ total backlog at the end of second-quarter 2019 was $67.7 billion. Estimated potential contract value, representing management’s estimate of value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $34.2 billion. Total estimated contract value, the sum of all backlog components, was $101.9 billion, up 3 percent year-over-year.

Order activity remained strong across the aerospace and defense portfolios. Aerospace booked $2.2 billion in orders in the quarter, a 1-to-1 book-to-bill on 12.7 percent year-over-year revenue growth. Significant awards in defense portfolios in the quarter included $495 million from the U.S. Navy for industrial base development and expansion in support of the Columbia-class ballistic missile submarine program, $360 million in contracts to provide intelligence services to classified customers, $270 million from the Navy to support the joint U.S. and U.K. development of the submarine Common Missile Compartment and

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$260 million from the U.S. Army for production of munitions. Information Technology posted a strong book-to-bill of 1.2-to-1, driven by a $1 billion U.S. Department of State contract to provide global engineering and supply chain services.

About General Dynamics
Headquartered in Falls Church, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; IT services; C4ISR solutions; and shipbuilding and ship repair. General Dynamics employs more than 100,000 people worldwide and generated $36.2 billion in revenue in 2018. More information is available at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its second-quarter 2019 financial results conference call at 9 a.m. EDT on Wednesday, July 24, 2019. The webcast will be a listen-only audio event available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 12 p.m. on July 24 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 877-344-7529 (international: 412-317-0088); passcode 10132448. The phone replay will be available through August 1, 2019.

Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results for second-quarter 2019 are available at www.generaldynamics.com.

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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended		Variance
	June 30, 2019	July 1, 2018*	$	%
Revenue	$9,555	$9,186	$369	4.0%
Operating costs and expenses	(8,465)	(8,098)	(367)
Operating earnings	1,090	1,088	2	0.2%
Interest, net	(119)	(103)	(16)
Other, net	12	(15)	27
Earnings before income tax	983	970	13	1.3%
Provision for income tax, net	(177)	(184)	7
Net earnings	$806	$786	$20	2.5%
Earnings per share—basic	$2.80	$2.65	$0.15	5.7%
Basic weighted average shares outstanding	288.1	296.2
Earnings per share—diluted	$2.77	$2.62	$0.15	5.7%
Diluted weighted average shares outstanding	290.8	300.1

*
2018 results include the unfavorable impact of one-time charges of approximately $70 associated with costs to complete the acquisition of CSRA Inc. In the table above, approximately $45 of compensation-related costs was reported in operating costs and expenses, and approximately $25 of transaction costs was reported in other, net.

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EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months Ended		Variance
	June 30, 2019	July 1, 2018*	$	%
Revenue	$18,816	$16,721	$2,095	12.5%
Operating costs and expenses	(16,712)	(14,625)	(2,087)
Operating earnings	2,104	2,096	8	0.4%
Interest, net	(236)	(130)	(106)
Other, net	30	(36)	66
Earnings before income tax	1,898	1,930	(32)	(1.7)%
Provision for income tax, net	(347)	(345)	(2)
Net earnings	$1,551	$1,585	$(34)	(2.1)%
Earnings per share—basic	$5.39	$5.35	$0.04	0.7%
Basic weighted average shares outstanding	288.0	296.3
Earnings per share—diluted	$5.33	$5.27	$0.06	1.1%
Diluted weighted average shares outstanding	290.8	300.6

*
2018 results include the unfavorable impact of one-time charges of approximately $75 associated with costs to complete the acquisition of CSRA Inc. In the table above, approximately $45 of compensation-related costs was reported in operating costs and expenses, and approximately $30 of transaction costs was reported in other, net.

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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	June 30, 2019	July 1, 2018*	$	%
Revenue:
Aerospace	$2,136	$1,895	$241	12.7%
Combat Systems	1,659	1,534	125	8.1%
Information Technology	2,158	2,442	(284)	(11.6)%
Mission Systems	1,277	1,147	130	11.3%
Marine Systems	2,325	2,168	157	7.2%
Total	$9,555	$9,186	$369	4.0%
Operating earnings:
Aerospace	$331	$386	$(55)	(14.2)%
Combat Systems	242	236	6	2.5%
Information Technology	154	156	(2)	(1.3)%
Mission Systems	162	153	9	5.9%
Marine Systems	197	195	2	1.0%
Corporate	4	(38)	42	110.5%
Total	$1,090	$1,088	$2	0.2%
Operating margin:
Aerospace	15.5%	20.4%
Combat Systems	14.6%	15.4%
Information Technology	7.1%	6.4%
Mission Systems	12.7%	13.3%
Marine Systems	8.5%	9.0%
Total	11.4%	11.8%

*
2018 results include the unfavorable impact of approximately $45 of compensation-related one-time charges associated with costs to complete the acquisition of CSRA Inc. This amount was reported as a reduction of Corporate operating earnings in the table above.

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Six Months Ended		Variance
	June 30, 2019	July 1, 2018*	$	%
Revenue:
Aerospace	$4,376	$3,720	$656	17.6%
Combat Systems	3,295	2,974	321	10.8%
Information Technology	4,327	3,580	747	20.9%
Mission Systems	2,435	2,245	190	8.5%
Marine Systems	4,383	4,202	181	4.3%
Total	$18,816	$16,721	$2,095	12.5%
Operating earnings:
Aerospace	$659	$732	$(73)	(10.0)%
Combat Systems	448	460	(12)	(2.6)%
Information Technology	310	257	53	20.6%
Mission Systems	310	299	11	3.7%
Marine Systems	377	379	(2)	(0.5)%
Corporate	—	(31)	31	100.0%
Total	$2,104	$2,096	$8	0.4%
Operating margin:
Aerospace	15.1%	19.7%
Combat Systems	13.6%	15.5%
Information Technology	7.2%	7.2%
Mission Systems	12.7%	13.3%
Marine Systems	8.6%	9.0%
Total	11.2%	12.5%

*
2018 results include the unfavorable impact of approximately $45 of compensation-related one-time charges associated with costs to complete the acquisition of CSRA Inc. This amount was reported as a reduction of Corporate operating earnings in the table above.

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EXHIBIT E
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and equivalents	$702	$963
Accounts receivable	3,673	3,759
Unbilled receivables	7,554	6,576
Inventories	6,480	5,977
Other current assets	1,148	914
Total current assets	19,557	18,189
Noncurrent assets:
Property, plant and equipment, net	4,091	3,978
Intangible assets, net	2,457	2,585
Goodwill	19,662	19,594
Other assets	2,307	1,062
Total noncurrent assets	28,517	27,219
Total assets	$48,074	$45,408
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$4,960	$973
Accounts payable	2,860	3,179
Customer advances and deposits	6,714	7,270
Other current liabilities	3,480	3,317
Total current liabilities	18,014	14,739
Noncurrent liabilities:
Long-term debt	8,975	11,444
Other liabilities	8,208	7,493
Total noncurrent liabilities	17,183	18,937
Shareholders’ equity:
Common stock	482	482
Surplus	2,959	2,946
Retained earnings	30,291	29,326
Treasury stock	(17,379)	(17,244)
Accumulated other comprehensive loss	(3,476)	(3,778)
Total shareholders’ equity	12,877	11,732
Total liabilities and shareholders’ equity	$48,074	$45,408

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EXHIBIT F
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Six Months Ended
	June 30, 2019	July 1, 2018
Cash flows from operating activities—continuing operations:
Net earnings	$1,551	$1,585
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	232	206
Amortization of intangible and finance lease right-of-use assets	183	121
Equity-based compensation expense	72	71
Deferred income tax benefit	(17)	(6)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	64	344
Unbilled receivables	(1,074)	(1,030)
Inventories	(556)	(542)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(301)	(324)
Customer advances and deposits	(607)	(159)
Other, net	(51)	25
Net cash (used) provided by operating activities	(504)	291
Cash flows from investing activities:
Capital expenditures	(362)	(279)
Business acquisitions, net of cash acquired	(17)	(10,039)
Other, net	16	74
Net cash used by investing activities	(363)	(10,244)
Cash flows from financing activities:
Proceeds from commercial paper, net	1,394	2,786
Dividends paid	(563)	(526)
Purchases of common stock	(231)	(436)
Proceeds from fixed-rate notes	—	6,461
Proceeds from floating-rate notes	—	1,000
Repayment of CSRA accounts receivable purchase agreement	—	(450)
Other, net	30	3
Net cash provided by financing activities	630	8,838
Net cash used by discontinued operations	(24)	(6)
Net decrease in cash and equivalents	(261)	(1,121)
Cash and equivalents at beginning of period	963	2,983
Cash and equivalents at end of period	$702	$1,862

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EXHIBIT G
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	2019		2018
	Second Quarter		Second Quarter
Other Financial Information:
Debt-to-equity (a)	108.2%		119.0%
Debt-to-capital (b)	52.0%		54.3%
Book value per share (c)	$44.58		$40.48
Income tax payments, net	$360		$159
Company-sponsored research and development (d)	$120		$90
Shares outstanding	288,844,120		296,281,432

Non-GAAP Financial Measures:
	2019		2018
	Second Quarter	Six Months	Second Quarter	Six Months
Earnings before interest, taxes, depreciation and amortization:
Net earnings	$806	$1,551	$786	$1,585
Interest, net	119	236	103	130
Provision for income tax, net	177	347	184	345
Depreciation of property, plant and equipment	118	232	117	206
Amortization of intangible and finance lease right-of-use assets	92	183	101	121
Earnings before interest, taxes, depreciation and amortization (e)	$1,312	$2,549	$1,291	$2,387

Free cash flow from operations:
Net cash provided (used) by operating activities	$291	$(504)	$787	$291
Capital expenditures	(181)	(362)	(175)	(279)
Free cash flow from operations (f)	$110	$(866)	$612	$12

(a)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(b)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.

(c)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(d)	Includes independent research and development and Aerospace product-development costs.

(e)
We believe earnings before interest, taxes, depreciation and amortization (EBITDA) is a useful measure for investors because it provides another measure of our profitability and our ability to service our debt. We calculate EBITDA by adding back interest, taxes, depreciation and amortization to net earnings. The most directly comparable GAAP measure to EBITDA is net earnings.

(f)
We believe free cash flow from operations is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying maturing debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a key performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
Second Quarter 2019:
Aerospace	$11,932	$213	$12,145	$2,079	$14,224
Combat Systems	14,794	438	15,232	4,113	19,345
Information Technology	4,446	4,405	8,851	17,983	26,834
Mission Systems	4,925	258	5,183	6,847	12,030
Marine Systems	18,344	7,899	26,243	3,223	29,466
Total	$54,441	$13,213	$67,654	$34,245	$101,899
First Quarter 2019:
Aerospace	$11,924	$244	$12,168	$2,080	$14,248
Combat Systems	15,475	515	15,990	4,185	20,175
Information Technology	4,770	3,584	8,354	16,666	25,020
Mission Systems	5,081	234	5,315	7,186	12,501
Marine Systems	19,935	7,446	27,381	3,831	31,212
Total	$57,185	$12,023	$69,208	$33,948	$103,156
Second Quarter 2018:
Aerospace	$12,187	$157	$12,344	$2,282	$14,626
Combat Systems	16,646	376	17,022	2,840	19,862
Information Technology	4,633	4,576	9,209	18,931	28,140
Mission Systems	4,636	645	5,281	4,287	9,568
Marine Systems	17,310	5,124	22,434	4,333	26,767
Total	$55,412	$10,878	$66,290	$32,673	$98,963

* The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT H-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$60,364
$58,567
$63,929
$63,175
$62,142
$66,290
$69,529
$67,871
$69,208
$67,654
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19

Funded Backlog	Unfunded Backlog

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EXHIBIT H-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

Funded Backlog	Unfunded Backlog

(a) Reflects the acquisition of CSRA.
(b) Reflects the divestiture of a public-facing contact-center business.

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EXHIBIT I
SECOND QUARTER 2019 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the second quarter of 2019:
Combat Systems:

•	$260 from the U.S. Army for munitions production. The program has a maximum potential contract value of $1.6 billion.

•	$100 for the production of various high-performance warheads.

•	$60 for the production of control actuator systems for the Excalibur artillery system.

•	$35 from the Army for various rounds of medium-caliber ammunition.

•	$25 from the Army to provide systems technical support for Abrams main battle tanks.
Information Technology:

•	$1 billion from the U.S. Department of State to provide global security engineering and supply chain management services. The program has a maximum potential contract value of over $2 billion.

•	$360 for several key contracts to provide intelligence services to classified customers.

•	A contract to provide network monitoring, network engineering and system administration services for the U.S. Air Force. The program has a maximum potential value of approximately $215.

•	$85 from the Centers for Medicare and Medicaid Services (CMS) for cloud hosting support services.

•	$70 from the CMS to provide hosting, operations and maintenance services for the agency’s Healthcare Integrated General Ledger Accounting System (HIGLAS) application.

•	$50 from the U.S. Navy to provide training and training-related program support.

•	$45 from the CMS for benefits recovery services. The program has a maximum potential contract value of $275.
Mission Systems:

•	$90 to provide maintenance and support services for the United Kingdom’s Bowman tactical communications system.

•	$80 from the Army for computing and communications equipment under the Common Hardware Systems-5 (CHS-5) program.

•	$80 to provide engineering and support services for the Army’s mobile communications network.

•	$45 to support the engineering and manufacturing of the Navy’s Air and Missile Defense Radar (AMDR) program.

•	$35 to build space encryption units for the Air Force.

•	$25 from the Air Force for continued modernization of the global positioning system.
Marine Systems:

•	$495 from the Navy for submarine industrial base development and expansion in support of the Columbia-class ballistic missile submarine program and the nuclear shipbuilding enterprise.

•	$270 from the Navy to support the Common Missile Compartment work under joint development for the Navy and the U.K. Royal Navy.

•	$85 from the Navy for planning yard, engineering and technical support services for in-service nuclear submarines.

•	$55 from the Navy to provide ongoing lead yard services for the Arleigh Burke-class (DDG-51) guided-missile destroyer program.

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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Second Quarter		Six Months
	2019	2018	2019	2018
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	23	18	50	37
Mid-cabin aircraft	8	8	15	15
Total	31	26	65	52
Pre-owned Aircraft Deliveries (units):	1	1	5	2

Aerospace Book-to-Bill:
Orders*	$2,198	$2,291	$5,329	$3,736
Revenue (excluding pre-owned aircraft sales)	2,134	1,894	4,332	3,710
Book-to-Bill Ratio	1.03x	1.21x	1.23x	1.01x

*	Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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